SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   Form 8-K/A

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934
                Date of Report (Date of earliest event reported)
                                January 14, 1999
                                 (June 25, 1998)

                       Clear Channel Communications, Inc.
             (Exact name of registrant as specified in its charter)

                                      Texas
                            (State of Incorporation)

               1-9645                                       74-1787536
(Commission File Number)                  (I.R.S. Employer Identification No.)

                          200 Concord Plaza, Suite 600
                            San Antonio, Texas 78216
                                 (210) 822-2828
          (Address and telephone number of principal executive offices)


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                       Clear Channel Communications, Inc.
                                   Form 8-K/A


Item 5        OTHER EVENTS.

On July 10, 1998, Clear Channel Communications, Inc., a Texas corporation (the Company), filed a Current Report on Form 8-K. On September 4, 1998, the Company filed a current Report on Form 8-K/A to amend the July 10, 1998 filing with the information required under item 7 (a) and item 7 (b). The Company is filing this amendment to include the purchase price information required in the notes to the pro forma information under item 7 (b).

Item 7            FINANCIAL STATEMENTS AND EXHIBITS

(b)      Pro Forma Financial Information.

On August 6, 1998, the Company completed the final closing of its tender offer for all of the issued and to be issued shares of More Group Plc., ("More"), an outdoor advertising company based in the United Kingdom. Through a series of transactions beginning in May 1998, the Company purchased all issued share capital of More for (pound)11.10 per share, totaling approximately $768.1 million. In addition the Company assumed approximately $137.7 million in long-term debt. Adjustments to reflect the application of the purchase method of accounting as if the acquisition had been consummated December 31, 1997 are as follows:

                                                                   Increase
                                                                  (Decrease)

Cash and cash equivalents                                       $   (8,590)
Licenses and goodwill                                              596,581
Accumulated amortization                                           (10,590)
Long-term debt                                                     768,107
Common stock                                                        (6,872)
Additional paid-in capital                                        (103,801)
Retained earnings                                                  (55,398)
Other equity                                                        (3,455)

(c)      Index to Exhibits

                  None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clear Channel Communications, Inc.

Date  January 14, 1999                       By       /s/HERBERT W. HILL, JR.
                                                      Herbert W. Hill, Jr.
                                                      Senior Vice President/
                                                      Chief Accounting Officer